Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006 (the “Report”) of Federal Services Acquisition Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Joel R. Jacks, Chairman and Chief Executive Officer of the Registrant, hereby certify that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 5, 2006	By:	/s/ Joel R. Jacks
Joel R. Jacks
Chairman and Chief Executive Officer
(Principal Executive Officer)